UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2004

MAGIC LANTERN GROUP, INC.
 (Exact name of registrant as specified in its charter)

New York	1-9502	13-3016967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1075 North Service Road West, Suite 27, Oakville, Ontario L6M 2G2
 (Address of principal executive offices) (Zip Code)

(905) 827-2755
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

On May 3, 2004, Magic Lantern Group, Inc. (the "Company") closed the private placement of a $1,500,000 principal secured convertible three-year term note (the "Note") with the Laurus Master Fund, Ltd. ("Laurus Funds") in an offering exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), pursuant to Rule 506 of Regulation D promulgated under the Act. The Note bears interest at the prime rate, as reported in the Wall Street Journal, plus 2% (which under no circumstances will be considered to fall below 6% on a combined basis), with interest and amortizing payments of principal commencing August 1, 2004. The interest payable on the note is adjustable downward by 2% if the Company shall have registered shares of Laurus Funds' stock underlying the Note on a registration statement declared effective by the Securities and Exchange Commission, and the Company's stock is trading at a 25% or greater premium to the fixed conversion price under the Note of $0.25. The interest payment will be adjusted downward by 1% in the event the Company has not registered shares of Laurus Funds' stock underlying the Note, and the Company's stock is trading at a 25% or greater premium to the fixed conversion price under the Note of $0.25.

Payments under the Note are convertible to common stock of the Company at the option of Laurus Funds at a fixed conversion price of $0.25. The Company may prepay outstanding principal and accrued interest under the Note by delivering to Laurus Funds in cash an amount that is equal to 125% of the aggregate amount of outstanding principal of the Note plus any accrued but unpaid interest and all other sums due, accrued or payable to Laurus Funds. As part of the transaction, Laurus Funds also received a seven-year warrant to purchase 1,100,000 shares the Company, exercisable at $0.30.

Common shares issuable to Laurus Funds subject to Note conversion and issuable upon exercise of the warrant will be registered under the terms of a registration rights agreement, pursuant to which a registration statement must be declared effective by the Securities and Exchange Commission no later than August 11, 2004.

Payment of all principal and interest under the note, as well as performance of the obligations of the Company and its subsidiaries, under all of the ancillary agreements entered into by the Company and its subsidiaries in connection with the sale of the note and warrant, are secured by a security interest in favor of Laurus Funds in all of the assets of both the Company and its subsidiaries.

The Company paid a closing fee equal to $58,500 to the manager of Laurus Funds and paid $29,500 as reimbursement for the investor's legal and due diligence expenses.

Item 7. Financial Statements and Exhibits

             (c) Exhibits

10.1	Securities Purchase Agreement, dated April 28, 2004, by and between Magic Lantern Group, Inc. and Laurus Master Funds Ltd.
10.2	Secured Convertible Term Note, dated April 28, 2004, made by Magic Lantern Group, Inc.
10.3	Common Stock Purchase Warrant, dated April 28, 2004.
10.4	Registration Rights Agreement, dated April 28, 2004, by and between Magic Lantern Group, Inc. and Laurus Master Funds Ltd.
10.5	Master Security Agreement, dated April 28, 2004, by and between Magic Lantern Group, Inc. and Laurus Master Fund, Ltd.
10.6	Subsidiary Guarantee, dated April 28, 2004, by and among Tutorbuddy Inc., Sonoptic Technologies Inc., Magicvision Media Inc., Magic Lantern Communications Ltd., and Laurus Master Fund, Ltd.

10.7	Stock Pledge Agreement, dated April 28, 2004, by and among Magic Lantern Group, Inc., Magicvision Media, Inc. Magic Lantern Communications Ltd., and Laurus Master Fund, Ltd.

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Magic Lantern Group, Inc.

Date: May 7, 2004	By:	/s/ Robert A. Goddard
Name: Robert A. Goddard
Title: President and Chief Executive Officer